UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 2, 2006

AMERICAN TOWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue

Boston, Massachusetts 02116

(Address of Principal Executive Offices) (Zip Code)

(617) 375-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 1, 2006, the Compensation Committee of the Board of Directors of American Tower Corporation (the “Company”) completed its annual performance and compensation review for the Company’s Named Executive Officers set forth in the Company’s 2005 Proxy Statement. The Compensation Committee approved the payment of cash bonus incentives for the year ended December 31, 2005 and approved base salaries and cash bonus incentive targets for the year ended December 31, 2006 for the Named Executive Officers, as set forth below. The following information updates the information contained in the Company’s 2005 Proxy Statement and the disclosure set forth in the Company’s Current Report on Form 8-K filed June 28, 2005, with respect to compensation of the Company’s Named Executive Officers. Additional information regarding compensation of the Company’s Named Executive Officers will be included in the Company’s 2006 Proxy Statement when filed with the Securities and Exchange Commission (the “SEC”).

As set forth in the Company’s 2005 Proxy Statement, the Compensation Committee bases its decisions with respect to executive compensation, including annual cash bonus incentives, on a number of factors, including the Company’s financial performance, the achievement of certain strategic goals and each executive’s contribution to the Company’s overall performance. Based on its review, the Compensation Committee determined that the Company’s Named Executive Officers had exceeded their goals for the year ended December 31, 2005, and awarded cash bonus incentives to the Company’s Named Executive Officers above the target levels established in June 2005. The Compensation Committee also approved an increase in the base salary of the Company’s Chief Executive Officer for the year ended December 31, 2006. The following table sets forth the annual base salaries and cash bonus incentive targets for the years ended December 31, 2005 and 2006, and actual cash bonus incentives paid for the year ended December 31, 2005, for each of the Company’s Named Executive Officers:

Name	Year	Base Salary		Target Cash Bonus Potential (% of Base Salary / $)	Actual Bonus Payment(1) (% of Base Salary / $)
James D. Taiclet, Jr.	2006	$835,000		50% / $417,500
Chairman of the Board, President and	2005	$726,000		50% / $363,000	100% / $726,000
Chief Executive Officer

Bradley E. Singer	2006	$600,000		50% / $300,000
Chief Financial Officer and Treasurer	2005	$600,000	(2)	50% / $300,000	84% / $505,000

J. Michael Gearon, Jr.	2006	$475,000		50% / $237,500
President, American Tower International and	2005	$475,000	(2)	50% / $237,500	76% / $360,000
Vice Chairman, American Tower Corporation

Steven J. Moskowitz	2006	$475,000		50% / $237,500
Executive Vice President and	2005	$475,000	(2)	50% / $237,500	89% / $425,000
President, U.S. Tower Division

William H. Hess	2006	$400,000		50% / $200,000
Executive Vice President,	2005	$400,000	(2)	50% / $200,000	75% / $300,000
General Counsel and Secretary

(1)	The cash bonus incentives for the year ended December 31, 2005 set forth above are in addition to the special bonuses awarded to certain of the Company’s Named Executive Officers in August 2005, in connection with the completion of the Company’s merger with SpectraSite, Inc. As set forth in the Company’s Current Report on Form 8-K filed June 28, 2005, Mr. Singer received a special bonus of $300,000, Mr. Hess received a special bonus of $200,000 and Mr. Moskowitz received a special bonus consisting of $475,000 and an option to purchase 100,000 shares of Class A common stock.

(2)	As set forth in the Company’s Current Report on Form 8-K filed June 28, 2005, certain of the Company’s Named Executive Officers received a mid-year salary increase in August 2005, in connection with the completion of the Company’s merger with SpectraSite, Inc. Prior to this increase, Messrs. Singer, Gearon, Moskowitz and Hess had annual salaries of $520,000, $429,000, $429,000 and $312,000, respectively.

In addition, the Compensation Committee approved grants of stock options to the Named Executive Officers as part of the Company’s annual grant of stock options to its employees. As set forth on a Form 4 filed by each of the Named Executive Officers today with the SEC, Messrs. Taiclet, Singer, Gearon, Moskowitz and Hess were awarded option grants to purchase 500,000 shares, 450,000 shares, 125,000 shares, 400,000 shares and 175,000 shares of the Company’s Class A common stock, respectively, at an exercise price of $31.50 per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION (Registrant)

Date: March 2, 2006	By:	/S/ BRADLEY E. SINGER
Bradley E. Singer Chief Financial Officer and Treasurer